Exhibit 23.1



                       INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of First Cash Financial Services, Inc. on Form S-8 of our report dated August 31, 1998, appearing in the Annual Report on Form 10-K of First Cash Financial Services, Inc. for the year ended July 31, 1998.


/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP
Fort Worth, Texas
March 5, 1999




                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 22, 1996, appearing on page F 2 of the Annual Report on Form 10-K of First Cash Financial Services, Inc. for the year ended July 31, 1998.


/S/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
Fort Worth, Texas
March 5, 1999




                    CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 17, 1998, appearing on page 9 of Amendment No. 1 to the company's Current Report on Form 8-K dated September 22, 1998.



/S/ TOLLEFSON & CLANCEY

Tollefson & Clancey
Certified Public Accountants
San Leandro, California
March 5, 1999